Exhibit (h)

SOUND POINT MERIDIAN CAPITAL, INC.

[●] SHARES

[●]% SERIES B PREFERRED SHARES DUE 20[●]

UNDERWRITING AGREEMENT

[●] [●], 2025

Oppenheimer & Co. Inc.

85 Broad Street, 23rd Floor

New York, New York 10004

as Representative of the several Underwriters

named on Schedule I hereto

Dear Ladies and Gentlemen:

Sound Point Meridian Capital Inc., a Delaware corporation (the “Company”), Sound Point Meridian Management Company, LLC, a Delaware limited liability company (the “Investment Adviser”), and Sound Point Administration LLC, a Delaware limited liability company (the “Administrator”) confirm their respective agreements with each of the Underwriters listed on Schedule I hereto (collectively, the “Underwriters”), for whom Oppenheimer & Co. Inc. is acting as representative (in such capacity, the “Representative”), with respect to (i) the issuance and sale by the Company of [●] shares (the “Firm Shares”) of [●]% Series B Preferred Shares due 20[●] (the “Preferred Shares”) to the several Underwriters, acting severally and not jointly, of the respective number of Firm Shares set forth opposite their respective names in Schedule I hereto, and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 1(b) hereof to purchase all or any part of an additional [●] shares of Preferred Shares (the “Additional Shares”) solely to cover over-allotments, if any, in the sale of the Firm Shares. The Firm Shares to be purchased by the Underwriters and all or any part of the Additional Shares subject to the option described in Section 1(b) hereof are hereinafter called, collectively, the “Shares.”

Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth herein regarding the amount of Shares to be issued and sold pursuant to this underwriting agreement (this “Agreement”), including any limitations on the amount of securities sold by the Company during any period under the Securities Act Regulations (as defined below) or such other rules and regulations as may be applicable to the Company, shall be the sole responsibility of the Company, and the Underwriters shall have no obligation in connection with such compliance. The issuance and sale of the Shares pursuant to this Agreement will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Shares.

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

Prior to the Closing Time (as defined below), the Company will file a statement of resolution of the board of directors of the Company establishing and designating the Preferred Shares (the “Certificate of Designation”) with the Secretary of State of the State of Delaware.

The Company has prepared and filed with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), the rules and regulations of the Commission thereunder (the “Securities Act Regulations”), and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “1940 Act”) a registration statement on Form N-2 (File Nos. 333-286054 and 811-23881) relating to the Shares. The registration statement as amended, including the exhibits and schedules thereto, at the time it most recently became effective, including the information, if any, deemed to be part of the registration statement at the time of its effectiveness pursuant to Rule 430B of the Securities Act Regulations, and all documents incorporated or deemed to be incorporated therein by reference, is hereinafter referred to as the “Registration Statement.” The preliminary prospectus, dated [●] [●], 2025, filed with the Commission, and all documents incorporated or deemed to be incorporated therein by reference, that was used prior to the execution and delivery of this Agreement is hereinafter referred to as the “Preliminary Prospectus.” If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) of the Securities Act Regulations (a “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. Except where the context otherwise requires, “Prospectus,” as used herein, means the Preliminary Prospectus and the final prospectus (including all documents incorporated or deemed to be incorporated therein by reference) as filed by the Company with the Commission pursuant to Rule 424(b) of the Securities Act Regulations. Any advertising materials, sales literature or other promotional materials or documents, if any, constituting an advertisement pursuant to Rule 482 under the Securities Act Regulations authorized or prepared by the Company or authorized or prepared on behalf of the Company by the Advisor or any representative thereof for use in connection with the public offering or sale of the Shares are hereinafter referred to as “Sales Materials”; provided, however, that Sales Materials do not include any Road Show Materials (as defined below).

On June 7, 2023, the Company filed a notification on Form N-8A (the “Notification”) of registration of the Company as an investment company under the 1940 Act. On or around [●] [●], 2025, the Company will file with the Commission a Form 8-A to register the Preferred Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Investment Adviser acts as the Company’s investment adviser pursuant to an Investment Advisory Agreement by and between the Company and the Investment Adviser, dated as of May 9, 2024 (the “Investment Advisory Agreement”). The Bank of New York Mellon Trust Company, National Association, acts as the custodian of the Company’s cash and portfolio assets pursuant to the Custody Agreement, dated as of February 12, 2024 (the “Custody Agreement”). SS&C GIDS, Inc. acts as the Company’s transfer agent, registrar and dividend disbursing agent (the “Transfer Agent”) pursuant to the Transfer Agency and Registrar Services Agreement, dated as of March 22, 2024 (the “Transfer Agency Agreement”). The Administrator acts as the Company’s administrator pursuant to the Administration Agreement, dated as of May 9, 2024 (the “Administration Agreement”). Collectively, the Investment Advisory Agreement, the Custody Agreement, the Administration Agreement and the Transfer Agency Agreement are herein referred to as the “Company Agreements.”

For purposes of this Agreement, “Omitting Prospectus” means any written advertisement used with the written consent of the Company in the public offering of the Shares and filed pursuant to Rule 433 or Rule 482 under the Securities Act. “Applicable Time” means 4:00 P.M. (New York City time) on [●] [●], 2025, or such other time as agreed by the Company and the Representative.

The Company, the Investment Adviser, the Administrator, and the Underwriters, as applicable, agree as follows:

1. Sale and Purchase:

(a) Firm Shares. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, at a purchase price of $[●] per share of Preferred Shares, the Company agrees to sell to the Underwriters, severally and not jointly, the respective number of Firm Shares set forth in Schedule I opposite their respective names, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth in Schedule I opposite such Underwriter’s name, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional Shares.

(b) Additional Shares. In addition, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company all or any part of the Additional Shares, plus any additional number of Additional Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, at the purchase price set forth in paragraph (1)(a) less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The option granted by this Section 1(b) may be exercised only to cover over-allotments, if any, in the sale of the Firm Shares. The option hereby granted will expire on [●] [●], 2025, and may be exercised in whole or in part within such period. Such option shall be exercised upon written notice by the Representative to the Company setting forth the number of Additional Shares as to which the several Underwriters are then exercising the option and the time and date of payment for and delivery of such Additional Shares. Any such time and date of delivery and payment (an “Option Closing Time”) shall be determined by the Representative, but shall not be later than ten (10) full business days (or earlier, without the consent of the Company, than two (2) full business days) after the exercise of such option, nor in any event prior to the Closing Time or after [●] [●], 2025. If the option is exercised as to all or any portion of the Additional Shares, the Company will sell that number of Additional Shares then being purchased and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Additional Shares then being purchased which the number of Firm Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Firm Shares, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional Shares.

2. Payment and Delivery:

(a) Firm Shares. The Firm Shares to be purchased by each Underwriter hereunder, in definitive form, and registered in such names as the Representative may request in writing, shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Representative, through the facilities of the Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company. The Company will cause the certificates, if any, representing the Firm Shares to be made available for checking and packaging not later than 1:00 p.m. New York City time, on the business day prior to the Closing Time with respect thereto at the office of the Representative, 85 Broad Street, 23rd Floor, New York, New York 10004, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”). The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on [●] [●], 2025 (unless another time and date shall be agreed to by the Representative and the Company). The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Time.”

(b) Additional Shares. Any Additional Shares to be purchased by each Underwriter hereunder, registered in such names as the Representative may request in writing at least 48 hours prior to each Option Closing Time, if any, shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Representative, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company at least 48 hours prior to each Option Closing Time, if any. The Company will cause the certificates, if any, representing the Additional Shares to be made available for checking and packaging not later than 1:00 p.m., New York City time, on the business day prior to the Option Closing Time with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on the date specified by the Representative in the notice given by the Representative to the Company of the Underwriters’ election to purchase such Additional Shares or on such other time and date as the Company and the Representative may agree upon in writing.

3. Representations and Warranties of the Company, the Investment Adviser and the Administrator: The Company, the Investment Adviser and the Administrator jointly and severally, represent and warrant to and agree with each of the Underwriters, in exchange for the fees set forth in Schedule III hereto, as of the date hereof, the Applicable Time and the Closing Time (and, if any Additional Shares are purchased, at the Option Closing Time), as follows:

(a) The Registration Statement has been filed with, and declared effective by, the Commission; no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto or the use of the Preliminary Prospectus or the Prospectus has been received by the Company; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Preliminary Prospectus and the Prospectus delivered or to be delivered to the Underwriters for use in connection with this offering were and will be identical in all material respects to the electronically transmitted copies thereof filed with the Commission via its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) system, except to the extent permitted by Regulation S-T. At the time of filing the Registration Statement and any post-effective amendments thereto, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(b) At the respective times the Registration Statement and any post-effective amendment thereto (filed before the Closing Time) became or becomes effective and at the Closing Time (and, if any Additional Shares are purchased, at the Option Closing Time), the Registration Statement and any post-effective amendment thereto complied and will comply in all material respects with the requirements of the Securities Act and the 1940 Act (collectively, the “Acts”) and the rules and regulations promulgated under the Acts and the Exchange Act (the “Rules and Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of the respective dates thereof and at the Closing Time (and, if any Additional Shares are purchased, at the Option Closing Time), contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Preliminary Prospectus, at the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this paragraph do not apply to statements in or omissions from the Registration Statement, the Preliminary Prospectus or the Prospectus made solely in reliance upon and in conformity with written information furnished to the Company by the Representative on behalf of any Underwriter for use in the Registration Statement, the Preliminary Prospectus or Prospectus.

(c) The Company (i) has been duly organized and is validly existing in good standing as a corporation under the laws of the State of Delaware; (ii) has full power and authority to own, lease and operate its properties and assets, to conduct its business and other activities conducted by it as described in the Registration Statement, the Preliminary Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement; (iii) is duly licensed and qualified to do business and is in good standing in each jurisdiction where it owns or leases property or in which the conduct of its business or other activity requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company (a “Company Material Adverse Effect”); and (iv) has no subsidiaries.

(d) The capitalization of the Company is as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus. The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable (except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus). The Shares to be issued and delivered to and paid for by the Underwriters in accordance with this Agreement against payment therefor as provided by this Agreement have been duly authorized and when issued and delivered to the Underwriters will have been validly issued and will be fully paid and nonassessable. The issuance of the Shares has been undertaken in compliance with all applicable federal and state securities laws. No person is entitled to any preemptive or other similar rights with respect to the issuance of the Shares. Other than as contemplated in the Registration Statement, the Preliminary Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(e) The Company is duly registered with the Commission under the 1940 Act as a non-diversified, closed-end management investment company, and, subject to the filing of any final amendment to the Registration Statement, if not already filed, all action under the Acts necessary to make the public offering and consummate the sale of the Shares as provided in this Agreement has or will have been taken by the Company; the provisions of the certificate of incorporation of the Company (as amended to date, the “Certificate of Incorporation”), the bylaws of the Company (as amended to date, the “Bylaws”) and the Certificate of Designation comply with the requirements of the 1940 Act.

(f) The Company has full power and authority to enter into each of this Agreement and the Company Agreements and to perform all of the terms and provisions hereof and thereof to be carried out by it. Each Company Agreement (i) has been duly and validly authorized, executed and delivered by or on behalf of the Company, (ii) complies with all applicable provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”), as the case may be, and (iii) assuming due authorization, execution and delivery by the other parties thereto, constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to the qualification that the enforceability of the Company’s obligations thereunder may be limited by U.S. bankruptcy, insolvency and similar laws affecting creditors’ rights generally, whether statutory or decisional, and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law), and except as enforcement of rights to indemnity thereunder may be limited by federal or state securities laws.

(g) The Company is, and at all times through the completion of the transactions contemplated hereby will be, in compliance in all material respects with the applicable terms and conditions of the Acts and the Rules and Regulations. To the Company’s knowledge, no person is serving or acting as an officer or director of, or investment adviser to, the Company except in accordance with the provisions of the 1940 Act and the Advisers Act. Except as otherwise disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, to the Company’s knowledge, no director of the Company is an “interested person” of the Company or an “affiliated person” of any Underwriter (each as defined in the 1940 Act).

(h) None of (1) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and each Company Agreement or (2) the issue and sale by the Company of the Shares as contemplated by this Agreement conflicts with or will conflict with, result in, or constitute a violation, breach of or default under, (x) the Certificate of Incorporation or the Bylaws, (y) any agreement, indenture, note, bond, license, lease or other instrument or obligation binding upon the Company that is material to the Company, or (z) any law, rule or regulation applicable to the Company or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, whether foreign or domestic; except, with respect to clauses (y) or (z), any contravention which would have neither (i) a Company Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement; provided that no representation or warranty is made with respect to compliance with the laws of any jurisdiction outside of the United States in connection with the offer or sale of the Shares in such jurisdiction by any Underwriter.

(i) No consent, approval, authorization, order or permit of, notification to, license from, or qualification with, any federal, state, local or foreign court or governmental or regulatory body, agency, commission, board or authority, or any self-regulatory organization or court or other tribunal, other non-governmental regulatory authority, securities exchange or association, whether foreign or domestic, is required to be obtained by the Company prior to the Closing Time for the consummation by the Company of the transactions to be performed by the Company or the performance by the Company of its obligations under this Agreement or the Company Agreements, except such as have been obtained and as may be required (and shall be obtained prior to commencement of the transactions contemplated by this Agreement) by (i) the Acts, the Advisers Act, the Exchange Act, or the applicable Rules and Regulations, (ii) the rules and regulations of the Financial Industry Regulatory Authority, Inc., including legacy National Association of Securities Dealers rules (“FINRA”) or the New York Stock Exchange (“NYSE”), (iii) the securities or “blue sky laws” of the various states and foreign jurisdictions in connection with the offer and sale of the Shares or (iv) such as which the failure to obtain would have neither (x) a Company Material Adverse Effect nor (y) a material adverse effect on the consummation of the transactions contemplated by this Agreement.

(j) The Shares conform to the provisions of the Certificate of Designation and the relative rights, preferences, interests and powers of such Shares are set forth in the Certificate of Designation; the Certificate of Designation has been, or prior to the Closing Time will be, duly authorized and executed by the Company in compliance with the Delaware General Corporation Law and filed by the Company with the Secretary of State of the State of Delaware; the Certificate of Designation is, or by the Closing Time will be, in full force and effect; and the form of the certificate used to evidence the Preferred Shares complies in all material respects with all applicable statutory requirements and with any applicable requirements of the Certificate of Incorporation and Bylaws of the Company.

(k) This Agreement, the Certificate of Incorporation, the Bylaws, the Certificate of Designation and the Company Agreements comply with all applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations, and all approvals of such documents required under the 1940 Act by the Company’s stockholders and the Board of Directors of the Company (the “Board of Directors”) have been obtained and are in full force and effect.

(l) The Company Agreements are in full force and effect and neither the Company nor, to the knowledge of the Company, any other party to any such agreement is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Company thereunder, and the Company is not currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected, the default under or breach of which could reasonably be expected to have a Company Material Adverse Effect.

(m) The Company has filed a registration statement on Form 8-A pursuant to Section 12(b) of the Exchange Act, and the Form 8-A is effective.

(n) Each Omitting Prospectus (i) complies in all material respects with the requirements of Rule 433 or Rule 482 under the Securities Act, as applicable; (ii) does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) complied and will comply in all material respects with the Acts and the Rules and Regulations. Except for the Omitting Prospectuses identified on Schedule II hereto, the Company has not prepared, used or referred to and will not, without the Underwriters’ prior consent, prepare, use or refer to any Omitting Prospectus.

(o) The questionnaires relating to FINRA Rule 5110 provided to the Underwriters or to counsel for the Underwriters in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA’s conduct rules (Rules 5100 or 5110) are, to the Company’s knowledge, true and correct in all material respects.

(p) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company is a party or to which any of the properties of the Company is subject (i) other than proceedings accurately described in all material respects in the Preliminary Prospectus and the Prospectus and proceedings that would not have (A) a Company Material Adverse Effect or (B) a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Preliminary Prospectus or the Prospectus or (ii) that are required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus and are not so described.

(q) The statements in the Registration Statement, the Preliminary Prospectus under the headings “Prospectus Summary — Operating and Regulatory Structure,” “The Adviser and the Administrator,” “Regulation as a Closed-End Management Investment Company,” “Dividend Reinvestment Plan,” “U.S. Federal Income Tax Matters” and “Description of Our Series B Preferred Shares,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(r) The Company has all necessary consents, authorizations, approvals, orders (including exemptive orders), licenses, certificates, permits, qualifications and registrations of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Preliminary Prospectus and the Prospectus, except to the extent that the failure to obtain or file the foregoing would not result in a Company Material Adverse Effect.

(s) Each of the Registration Statement and the Prospectus, as of the respective dates thereof, and the Preliminary Prospectus, as of the Applicable Time, complied as to form in all material respects with the Acts and the applicable Rules and Regulations.

(t) The financial statements of the Company included in the Registration Statement, the Preliminary Prospectus and the Prospectus, including the related notes thereto (collectively, the “Company Financial Statements”), present fairly the financial condition of the Company as of the dates or for the periods indicated, comply as to form with the applicable requirements of Regulation S-X under the Securities Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”) (except as otherwise noted therein). The supporting schedules to such Company Financial Statements, if any, present fairly in accordance with GAAP (except as otherwise noted therein) the information required to be stated therein. PricewaterhouseCoopers LLP (“PwC”), whose report appears in the Registration Statement, the Preliminary Prospectus and the Prospectus and who have certified the audited Company Financial Statements for the period ended March 31, 2025 included in the Registration Statement, is an independent registered public accounting firm within the meaning of, and as required by, the Acts and the applicable Rules and Regulations and is registered with the Public Company Accounting Oversight Board.

(u) There are no material restrictions, limitations or regulations with respect to the ability of the Company to invest its assets as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, other than as described therein.

(v) Neither the Company nor any of its agents or representatives (other than the Underwriters in their capacity as such) has prepared, made, used, authorized, approved or referred to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Shares other than (i) the Registration Statement, the Preliminary Prospectus and the Prospectus, and any amendment or supplement to any of the foregoing, and (ii) the Omitting Prospectuses, if any, identified on Schedule II hereto. All other promotional materials (including “road show slides” or “road show scripts”) prepared by the Company or the Investment Adviser for use in connection with the offering and sale of the Shares (“Road Show Materials”) are not inconsistent with the Registration Statement, the Preliminary Prospectus or the Prospectus, and, at the Applicable Time, did not contain any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All advertisements authorized by the Company in writing for use in the offering of the Shares complied and will comply in all material respects with the requirements of the Acts, the applicable Rules and Regulations, and there are no such advertisements other than (A) the Omitting Prospectuses identified in Schedule II hereto and (B) any advertisement that complies with Rule 134 or Rule 135 under the Securities Act.

(w) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(x) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Preliminary Prospectus and the Prospectus, (i) there has been no adverse change in the condition (financial or otherwise), business, management, properties, net assets or results of operations of the Company, whether or not arising in the ordinary course of business, that would, individually or in the aggregate, constitute a Company Material Adverse Effect or be reasonably likely to result in a Company Material Adverse Effect; (ii) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (iii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, other than ordinary and customary dividends; and (iv) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, except in each case as contemplated in the Registration Statement, the Preliminary Prospectus and the Prospectus, respectively.

(y) The Company owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by it, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Company Material Adverse Effect.

(z) To the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the NYSE thereunder (the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company and its officers and directors, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act that would reasonably be expected to have a Company Material Adverse Effect.

(aa) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations and with the applicable requirements of the Acts; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and compliance with the books and records requirements under the Acts; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the Company’s most recent audited financial statements included in the Prospectus, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated); (B) no fraud, whether or not material, that involves management or employees who have a role in the Company’s internal controls; and (C) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(bb) The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the 1940 Act); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company under applicable Commission rules and forms is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, and such disclosure controls and procedures are effective as required by the 1940 Act and the applicable Rules and Regulations and the Company is not aware of any material weakness in such controls and procedures.

(cc) The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the applicable requirements of Rules 303A.06 and 303A.07(a) of the NYSE Listed Company Manual.

(dd) Neither the Company nor, to the knowledge of the Company, any employee nor agent of the Company has made any payment of funds of the Company or received or retained any funds, which payment, receipt or retention is of a character to be disclosed in the Registration Statement, the Preliminary Prospectus or the Prospectus.

(ee) Any statistical, demographic and market-related data included in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Road Show Materials are based on or derived from sources that the Company believes to be reliable and accurate, and all such data included in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Road Show Materials accurately reflects the materials upon which it is based or from which it was derived.

(ff) There are no contracts, franchises or documents which are required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus (or the documents incorporated by reference therein) or to be filed as exhibits thereto by the Securities Act or the 1940 Act which have not been so described and filed as required.

(gg) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended, the Bank Secrecy Act, as amended, the United and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, and any other money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, the Investment Adviser or the Administrator is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Investment Adviser and the Administrator, and to the knowledge of the Company, the Investment Adviser or the Administrator, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ii) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, the Investment Adviser or the Administrator is (i) currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (ii) located, organized or resident in a country or territory that is subject to Sanctions; and none of the Company, the Investment Adviser and the Administrator will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or any country or territory currently subject to any Sanctions, or in any other manner that will result in a violation of Sanctions.

(jj) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring the Company or its business, assets, employees, officers and directors, including the Company’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 under the 1940 Act, are in full force and effect, and the Company is in compliance with the terms of such policies and fidelity bond in all material respects; and there are no claims by the Company under any such policies or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not result in a Company Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus and the Prospectus (exclusive of any supplement thereto).

(kk) Except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Representative (the description of such arrangements and outstanding indebtedness thereunder is true, accurate and complete in all respects) and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of the Representative.

(ll) There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus which have not been described as required, it being understood and agreed that the Company, the Investment Adviser and the Administrator make no representation or warranty with respect to such relationships involving any Underwriter or any affiliate and any other person that have not been disclosed to the Company by the relevant Underwriter in connection with this offering.

(mm) The Company and its affiliates have not taken and will not take until the completion of the distribution, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(nn) The Company owns, leases or has rights to use all such properties as are necessary to the conduct of its operations as presently conducted.

(oo) Except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, none of the persons who were officers or directors of the Company as of the date of the Preliminary Prospectus has given oral or written notice to the Company of his or her resignation (or otherwise indicated to the Company an intention to resign within the next 24 months), nor has any such officer or director been terminated by the Company or otherwise removed from his or her office or from the Board of Directors, as the case may be (including, without limitation, any such termination or removal which is to be effective as of a future date) nor is any such termination or removal under consideration by the Company or the Board of Directors.

(pp) There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Shares to be sold by the Company to the Underwriters hereunder.

(qq) To the Company’s knowledge after due inquiry, no director or officer of the Company or Investment Adviser is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his or her ability to be and act in his or her respective capacity of the Company or Investment Adviser or result in a Company Material Adverse Effect.

(rr) The Company intends to operate in compliance in all material respects with the requirements to be taxed as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends to direct the investment of the net proceeds received by it from the sale of the Shares in the manner specified in the Registration Statement, the Preliminary Prospectus and the Prospectus under the heading “Use of Proceeds” and in such a manner as to comply with the requirements of Subchapter M of the Code.

(ss) The Company will direct the proceeds of the offering of the Shares in such a manner as to comply with the asset coverage requirements of the 1940 Act.

(tt) The Company intends to operate in compliance with Rule 38a-1 under the 1940 Act in all material respects and (a) the Company has appointed a Chief Compliance Officer and adopted and implemented written compliance policies and procedures that are reasonably designed to prevent violation of the federal securities laws including policies and procedures that provide oversight of compliance for each investment adviser, administrator and transfer agent of the Company, and (b) the Board of Directors, including a majority of directors who are not “interested persons” of the Company as such term is defined in the 1940 Act, approved the compliance policies and procedures of the Company, the Investment Adviser, the Administrator and the Transfer Agent based on a finding that the compliance policies and procedures of each are reasonably designed to prevent violation of the federal securities laws by the Company, the Investment Adviser, the Administrator and the Transfer Agent, respectively.

(uu) Each investment held by the Company as of the date hereof, except as otherwise disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, is, to the Company’s and Investment Adviser’s knowledge, current, in all material respects, with all its obligations under the applicable terms of the investment, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred in respect of such investment, except to the extent that any such failure to be current in any such obligations and any such default would not reasonably be expected to result in a Company Material Adverse Effect if such investments were owned by the Company as of the date hereof.

(vv) The Company will submit a listing application for the listing of the Shares on the NYSE and use its best efforts to maintain such listing.

(ww) As required by the Financial Crimes Enforcement Network within the U.S. Department of the Treasury, the Company has delivered to the Representative, on or prior to the date of execution of this Agreement, such beneficial ownership certifications and information as the Representative may have requested, together with copies of identifying documentation, and the Company undertakes to provide such additional information and supporting documentation as the Representative may reasonably request in connection with the certification of the foregoing certification.

(xx) Any certificate signed by or on behalf of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to a representation and warranty by the Company as to the matters covered therein to each Underwriter.

4. Representations and Warranties of the Investment Adviser and the Administrator: The Investment Adviser and the Administrator, jointly and severally represent and warrant to and agree with each of the Underwriters as of the date hereof as follows:

(a) Each of the Investment Adviser and the Administrator has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with the power and authority to own its property and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus and enter into this Agreement and the other Company Agreements to which the Investment Adviser or the Administrator is a party, as the case may be, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Investment Adviser or the Administrator, as the case may be (an “Adviser/Administrator Material Adverse Effect”). Each of the Investment Adviser and Administrator has no subsidiaries.

(b) The Investment Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement as an investment adviser to the Company as contemplated by the Registration Statement, the Preliminary Prospectus and the Prospectus, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Investment Adviser, threatened by the Commission.

(c) Each of this Agreement and the Company Agreements to which the Investment Adviser or the Administrator is a party, as the case may be, has been duly authorized, executed and delivered by the Investment Adviser and/or the Administrator, as applicable. Each of this Agreement and each Company Agreement to which the Investment Adviser or the Administrator is a party complies with the applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations. Assuming the due and valid authorization, execution and delivery by the other parties thereto, each Company Agreement to which the Investment Adviser or the Administrator is a party represents a valid and binding agreement of the Investment Adviser or the Administrator, as applicable, enforceable against the Investment Adviser or the Administrator, as applicable, in accordance with its terms, except as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Investment Adviser’s or the Administrator’s obligations thereunder, as applicable, may be limited by U.S. bankruptcy, insolvency and similar laws affecting creditors’ rights generally, whether statutory or decisional, and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law), except as enforcement of rights to indemnity thereunder may be limited by federal or state securities laws.

(d) The execution and delivery by the Investment Adviser and/or the Administrator, as applicable, of, and the performance by the Investment Adviser and/or the Administrator, as applicable, of its obligations under, this Agreement does not conflict with or will not conflict with, result in, or constitute a violation, breach of, or default under, (x) the limited liability company agreement of the Investment Adviser and/or the limited liability company agreement of the Administrator, as applicable, (y) any agreement, indenture, note, bond, license, lease or other instrument or obligation binding upon the Investment Adviser and/or the Administrator, as applicable, that is material to the Investment Adviser and/or the Administrator, as applicable, or (z) any law, rule or regulation applicable to the Investment Adviser and/or the Administrator, as applicable, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Investment Adviser and/or the Administrator, whether foreign or domestic; except, with respect to clauses (y) or (z), any contravention which would have neither (i) an Adviser/Administrator Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement; provided that no representation or warranty is made with respect to compliance with the laws of any jurisdiction outside of the United States in connection with the offer or sale of the Shares in such jurisdiction by any Underwriter.

(e) No consent, approval, authorization, order or permit of, license from, or qualification or registration with any governmental body, agency or authority, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required to be obtained by the Investment Adviser and/or the Administrator, as applicable, prior to the Closing Time for the performance by the Investment Adviser and/or the Administrator, as applicable, of its obligations under this Agreement or any Company Agreement to which it is a party, except such as have been obtained and as may be required by (i) the Acts, the Advisers Act, the Exchange Act, or the applicable Rules and Regulations, (ii) the rules and regulations of FINRA or the NYSE, (iii) by the securities or “blue sky laws” of the various states and foreign jurisdictions in connection with the offer and sale of the Shares or (iv) such as which the failure to obtain would have neither (A) an Adviser/Administrator Material Adverse Effect nor (B) a material adverse effect on the consummation of the transactions contemplated by this Agreement.

(f) There are no legal or governmental proceedings pending or, to the knowledge of the Investment Adviser and the Administrator, threatened to which the Investment Adviser and/or the Administrator is a party or to which any of the properties of the Investment Adviser and/or the Administrator is subject (i) other than proceedings accurately described in all material respects in the Registration Statement, the Preliminary Prospectus and the Prospectus and proceedings that would not have (A) an Adviser/Administrator Material Adverse Effect, as applicable, or (B) a material adverse effect on the power or ability of the Investment Adviser and/or the Administrator, as applicable, to perform its obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement, the Preliminary Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus and are not so described.

(g) There are no contracts or documents which are required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus (or the documents incorporated by reference therein) or to be filed as exhibits thereto by the Securities Act or by the Rules and Regulations which have not been so described and filed as required.

(h) Each of the Investment Adviser and the Administrator has all necessary consents, authorizations, approvals, orders (including exemptive orders), licenses, certificates, permits, qualifications and registrations of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Registration Statement, the Preliminary Prospectus and the Prospectus, except to the extent that the failure to obtain or file the foregoing would not result in an Adviser/Administrator Material Adverse Effect.

(i) Each of the Investment Adviser and Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the Preliminary Prospectus and the Prospectus and by this Agreement and each Company Agreement to which it is a party.

(j) The Investment Advisory Agreement is in full force and effect and neither the Investment Adviser nor, to the knowledge of the Investment Adviser, any other party to the Investment Advisory Agreement is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Investment Adviser under such document.

(k) Each of the Investment Adviser and the Administrator is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance and any fidelity or surety bonds insuring the Investment Adviser or the Administrator or their respective businesses, assets, employees, officers and directors are in full force and effect; the Investment Adviser and the Administrator are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Investment Adviser or the Administrator under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Investment Adviser or the Administrator has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have an Adviser/Administrator Material Adverse Effect.

(l) All information furnished by the Investment Adviser or the Administrator for use in the Registration Statement, the Preliminary Prospectus and Prospectus, including, without limitation, the description of the Investment Adviser, does not, and as of the Closing Time will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading (and in the case of the Preliminary Prospectus and the Prospectus, in light of the circumstances under which such information is provided).

(m) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Preliminary Prospectus and the Prospectus, there has not occurred any change that would constitute an Adviser/Administrator Material Adverse Effect, or any development reasonably likely to result in a prospective Adviser/Administrator Material Adverse Effect, and there have been no transactions entered into by the Investment Adviser other than those in the ordinary course of its business or which would have a material adverse effect on either (i) the ability of the Investment Adviser to provide services to the Company pursuant to the Investment Advisory Agreement or (ii) the offering of the Shares, other than as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(n) None of the Investment Adviser or the Administrator, or, to their respective knowledge, their respective affiliates, has taken or will take until the completion of the distribution, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(o) The operations of the Investment Adviser and the Administrator are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Investment Adviser or the Administrator with respect to the Money Laundering Laws is pending or, to the knowledge of the Investment Adviser or the Administrator, threatened.

(p) None of the Investment Adviser or the Administrator nor, to its knowledge, any director, officer, agent, employee or affiliate of the Investment Adviser or the Administrator is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Investment Adviser, the Administrator and, to their respective knowledge, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(q) None of the Investment Adviser or the Administrator nor, to its knowledge, any director, officer, agent, employee or affiliate of the Investment Adviser or the Administrator is (i) currently subject to any Sanctions, or (ii) located, organized or resident in a country or territory that is the subject of Sanctions; and the Investment Adviser or the Administrator will not directly or indirectly cause the Company to use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions, or in any manner that will result in a violation of Sanctions.

(r) The Investment Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization.

(s) The Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for the Company’s assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(t) Any certificate signed by or on behalf of the Investment Adviser or the Administrator and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to a representation and warranty by the Investment Adviser or the Administrator, as applicable, as to the matters covered therein to each Underwriter.

5. Certain Covenants of the Company, the Investment Adviser and the Administrator: In further consideration of the agreements of the Underwriters herein contained, the Company, the Investment Adviser and the Administrator, covenant and agree with the Underwriters as follows:

(a) To notify the Underwriters as soon as practicable, and confirm such notice in writing, of the occurrence of any event during the period mentioned in Section 5(i) below which in the judgment of the Company makes any statement in the Registration Statement, the Preliminary Prospectus, any Omitting Prospectus or the Prospectus untrue in any material respect or which requires the making of any change in or addition to the Registration Statement, the Preliminary Prospectus, any Omitting Prospectus or the Prospectus in order to make the statements therein not misleading in any material respect. The Company will make every reasonable effort to prevent the issuance of any order suspending the effectiveness of the Registration Statement and, if at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal of such order at the earliest possible moment.

(b) Prior to the termination of the offering of the Shares, to comply with the requirements of Rule 430A of the Securities Act and to promptly notify the Representative, and confirm the notice in writing, (i) when the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall be declared or become effective, or when any Preliminary Prospectus, the Prospectus or any Omitting Prospectus or any amendment or supplement to any of the foregoing shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement (and shall promptly furnish the Representative with a copy of any comment letters and any transcript of oral comments, and shall furnish the Representative with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which the Representative or counsel for the Underwriters shall reasonably object), (iii) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Omitting Prospectus or any amendment or supplement to any of the foregoing, or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the loss or suspension of any purposes.

(c) To furnish to the Representative in New York City, without charge, prior to 10:00 A.M. (New York City time) on the business day next succeeding the date of this Agreement, as many copies of the Preliminary Prospectus, Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representative may reasonably request.

(d) Prior to the termination of the offering of the Shares, before amending or supplementing the Registration Statement, the Preliminary Prospectus or the Prospectus, to furnish to the Representative a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representative reasonably objects, and to file with the Commission within the applicable period specified in Rule 424 under the Securities Act any prospectus required to be filed pursuant thereto.

(e) Prior to the termination of the offering of the Shares, to furnish to the Representative a copy of each proposed Omitting Prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Omitting Prospectus to which the Representative reasonably objects.

(f) If (i) the Preliminary Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and (ii) (A) any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Preliminary Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or (B) any event shall occur or condition exist as a result of which the Preliminary Prospectus materially conflicts with the information contained in the Registration Statement then on file, or (C) in the reasonable opinion of either counsel for the Underwriters or counsel for the Company, it is necessary to amend or supplement the Preliminary Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Preliminary Prospectus so that the statements in the Preliminary Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Preliminary Prospectus, as amended or supplemented, will no longer materially conflict with the Registration Statement, or so that the Preliminary Prospectus, as amended or supplemented, will comply with applicable law, as applicable.

(g) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Registration Statement and the Preliminary Prospectus.

(h) The Company and the Investment Adviser will not take any action designed to cause or result in the manipulation of the price of any security of the Company to facilitate the sale of Shares in violation of the Acts or the Exchange Act and the applicable Rules and Regulations, or the securities or “blue sky” laws of the various states and foreign jurisdictions in connection with the offer and sale of Shares.

(i) If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of either counsel for the Underwriters or counsel for the Company, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of either counsel for the Underwriters or counsel for the Company, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Shares may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law, as applicable.

(j) To endeavor to qualify the Shares for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Underwriters shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent of service of process or to qualify as a foreign entity or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(k) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use reasonable efforts to cause the Company’s directors and officers, in their capabilities, as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of Sarbanes-Oxley Act.

(l) The Company will use reasonable best efforts to comply with the requirements of Subchapter M of the Code to qualify as a RIC under the Code, with respect to any fiscal year in which the Company is an investment company registered under the 1940 Act. The Company’s tax return for its 2024 taxable year shall include an election to be treated as a RIC and shall, to the extent necessary to avoid the application of Treasury Regulations § 1.337(d)-7(b) to the Company (a) include a deemed-sale election under Treasury Regulations §§ 1.337(d)-7(c)(5) and -7(e), and (b) properly reflect allocation to the Fund (as defined below) of any net gain recognized by the Company on the deemed sale resulting from the election in (a).

(m) The Company, the Investment Adviser and the Administrator will use their reasonable efforts to perform all of the agreements required of them by this Agreement and discharge all conditions of theirs to closing as set forth in this Agreement.

(n) Before using, approving or referring to any Road Show Material, the Company will furnish to the Representative and counsel to the Underwriters a copy of such material for review and will not make, prepare, use authorize, approve or refer to any such material to which the Representative reasonably objects.

(o) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(p) The Company will use its best efforts to effect the listing of the Shares on the NYSE as and when required by this Agreement and to maintain such listing.

6. Payment of Expenses:

(a) The Company agrees to pay or cause to be paid all costs and expenses incident to the performance of the Company’s obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Preliminary Prospectus and any other preliminary prospectus, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to soliciting dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the Shares to the Underwriters, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to soliciting dealers (including costs of mailing and shipment), (iv) the qualification for the offering and the sale of the Shares under state laws that the Company and the Underwriters have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to soliciting dealers), (v) the fees and disbursements of Eversheds Sutherland (US) LLP with respect to any filing with FINRA and in its capacity as the Underwriters’ counsel up to but not exceeding $[10,000], (vi) qualifying the Shares for inclusion in the book entry settlement system of DTC, (vii) the fees and expenses of any transfer agent or registrar for the Shares and documented miscellaneous expenses referred to in the Registration Statement, (viii) the fees and expenses incurred in connection with the listing of the Shares on the NYSE, (ix) making roadshow presentations, written communications or Sales Materials with respect to the sale of the Shares, (x) preparing and distributing copies of the transaction documents for the Underwriters and their legal counsel, (xi) the fees paid to Egan-Jones Ratings Company in connection with the rating of the Shares, and (xii) performing the Company’s other obligations hereunder. It is understood and agreed that, except as provided in this Section 6(a) and Section 6(b) hereof, the Underwriters shall pay all of their own costs and expenses, including fees and disbursements of their counsel, and all travel, lodging and other expenses of the Underwriters or any of their employees incurred by them in connection with any road show.

(b) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all documented out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodation, travel and fees and disbursements of Underwriters’ counsel, and any other advisors, accountants, appraisers, etc.) reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein.

7. Conditions of the Underwriters’ Obligations: The respective obligations of the Company, the Investment Adviser and the Administrator, and the several obligations of the Underwriters in exchange for the fees set forth in Schedule III hereto, hereunder are subject to the condition that the Registration Statement has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings with respect thereto shall have been initiated or, to the Company’s knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

The several obligations of the Underwriters are subject to the following further conditions:

(a) The Registration Statement must have become effective by 5:30 P.M. (New York City time) on the date of this Agreement or such later date and time as the Representative consents to in writing. The Prospectus must have been filed in accordance with the applicable sub-section of Rule 424(b) under the Securities Act.

(b) No order suspending the effectiveness of the Registration Statement may be in effect and no proceedings for such purpose may be pending before or, to the knowledge of counsel to the Underwriters, threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) must be complied with or waived to the reasonable satisfaction of the Representative.

(c) Since the dates as of which information is given in the Registration Statement, the Preliminary Prospectus and the Prospectus, as of the date of this Agreement, (i) there must not have been any change in the Shares or any adverse change in the liabilities of the Company except as set forth in or contemplated by the Preliminary Prospectus or the Prospectus; (ii) there must not have been any Company Material Adverse Effect or Adviser/Administrator Material Adverse Effect except as set forth in or contemplated by the Preliminary Prospectus or the Prospectus; (iii) the Company must not have sustained any loss or interference with its business from any court or from any legislative or other governmental action, order or decree, whether foreign or domestic, or from any other occurrence not described in the Registration Statement, the Preliminary Prospectus and the Prospectus; and (iv) there must not have occurred any event that (A) makes untrue or incorrect in any material respect any statement of fact or information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus or (B) that causes any statement or information omitted in the Registration Statement, the Preliminary Prospectus or the Prospectus to become a statement of fact or information that should be reflected therein in order to make the statements or information therein (in the case of the Preliminary Prospectus and the Prospectus, in light of the circumstances under which they were made), not misleading; if, in the judgment of the Representative, any such development referred to in clause (i), (ii), (iii) or (iv) of this paragraph (c) is material and adverse and that makes it, in the Representative’s reasonable judgment, impracticable to market, sell and deliver the Shares to the public on the terms and in the manner contemplated in the Preliminary Prospectus.

(d) The Underwriters shall have received on the day of the Closing Time (the “Closing Date”) a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The Underwriters shall also have received on the Closing Date a certificate, dated the Closing Date and signed by an authorized officer of the Investment Adviser, to the effect that the representations and warranties of the Investment Adviser contained in this Agreement are true and correct as of the Closing Date and that the Investment Adviser has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The Underwriters shall also have received on the Closing Date a certificate, dated the Closing Date and signed by an authorized officer of the Administrator, to the effect that the representations and warranties of the Administrator contained in this Agreement are true and correct as of the Closing Date and that the Administrator has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(e) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Chief Financial Officer of the Company, to the effect that such officer has reviewed the financial information disclosures identified in such certificate, and based on such officer’s familiarity with the Company’s accounting, operations and records systems, such disclosures were made in good faith and are based on the most recently available records of the Company.

(f) Each of the Investment Adviser, the Administrator, and the Company shall have performed all of its respective obligations to be performed hereunder on or prior to the Closing Date.

(g) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Dechert LLP, counsel for the Company, the Investment Adviser and the Administrator, dated the Closing Date, satisfactory to the Representative and counsel for the Underwriters in form and substance.

The opinion of Dechert LLP described in this Section 7(g) shall be rendered to the Underwriters at the request of the Company, the Investment Adviser and the Administrator, as applicable, and shall so state therein.

(h) The Underwriters shall have received on the Closing Date the favorable opinion of Eversheds Sutherland (US) LLP, counsel for the Underwriters, dated the Closing Date, and covering such matters as the Underwriters shall reasonably request.

(i) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PwC, independent auditors of the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Fund and certain other financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus, provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(j) All filings, applications and proceedings taken by the Company, the Investment Adviser and the Administrator in connection with the registration of the Shares under the Securities Act and the applicable Rules and Regulations shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(k) No action, suit, proceeding, inquiry or investigation shall have been instituted or threatened by the Commission which would adversely affect the Company’s standing as a registered investment company under the 1940 Act or the standing of the Investment Adviser as a registered investment adviser under the Advisers Act.

(l) The Shares shall have been approved for trading on the NYSE, subject to notice of issuance, and satisfactory evidence of such actions shall have been provided to the Representative.

(m) The Underwriters shall have obtained a No Objections Letter from FINRA regarding the fairness and reasonableness of the underwriting terms and arrangements.

(n) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representative on the date of the applicable Option Closing Time (the “Option Closing Date”) of such documents as the Representative may reasonably request with respect to the good standing of the Company, the Investment Adviser and the Administrator, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares, and officers’ certificates to the effect set forth in Section 7(d) and (e), opinions of Dechert LLP and Eversheds Sutherland (US) LLP to the effect set forth in Sections 7(g) and 7(h), respectively, and comfort letters of PwC to the effect set forth in Section 7(i), except that such certificates, opinions and comfort letters shall be dated as of the applicable Option Closing Date and statements and opinions above contemplated to be given as of the Closing Date shall instead be made and given as of such Option Closing Date.

(o) All opinions, letters, reports, evidence and certificates mentioned above or elsewhere in this Agreement will comply only if they are in form and scope reasonably satisfactory to counsel for the Underwriters, provided that any such documents, forms of which are annexed hereto, shall be deemed satisfactory to such counsel if substantially in such form.

8. Termination: The Underwriters may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery of this Agreement and:

(a) before the later of the Effective Date and the time when any of the Shares are first generally offered pursuant to this Agreement by the Representative to dealers by electronic delivery, letter or telegram;

(b) as of or before the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the NYSE American LLC, the Nasdaq Stock Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred (A) any material adverse change in the financial or securities markets in the United States or the international financial markets, (B) any material adverse change in the financial or economic conditions in the United States, (C) any outbreak of hostilities or escalation thereof or other calamity, terrorist activity, crises or any change or development involving a prospective change in national or international, financial or economic conditions or (D) declaration by the United States of a national emergency or war or other calamity that, in the Representative’s sole judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representative’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus; or

(c) as of or before the Closing Date, if any of the conditions specified in Section 7 with respect to such Closing Date have not been fulfilled when and as required by this Agreement, and the Representative shall have given the Company, the Investment Adviser and the Administrator notice thereof and a reasonable opportunity to fulfill such condition.

9. Increase in Underwriters’ Commitments: If any Underwriter shall default at the Closing Time or on any Option Closing Time in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representative shall use reasonable efforts, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”). If, during such 36-hour period, the Representative shall not have made such arrangements, then the Company shall be entitled to a further period of 36 hours within which to make arrangements for another party or parties satisfactory to the Representative to purchase the Defaulted Shares. Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of the total number of Shares to be purchased on such date, the Representative may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Section 6 and Section 10 hereof shall at all times be effective and shall survive such termination.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted underwriters selected by the Representative with the approval of the Company or selected by the Company with the approval of the Representative).

If a new underwriter or underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the applicable Option Closing Time for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any underwriter substituted under this Section 9 with the same effect as if such substituted underwriter had originally been named in this Agreement.

10. Indemnity and Contribution by the Company and the Underwriters:

(a) The Company agrees to indemnify and the Investment Adviser and the Administrator, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each selling agent of any Underwriter and each director, officer, member, shareholder or affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act (each, an “Underwriter Indemnified Party”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by, arising out of, related to or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, any Omitting Prospectus, any Road Show Material, the Preliminary Prospectus, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon written information furnished to the Company by the Representative on behalf of any Underwriter expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Company, the Investment Adviser and the Administrator, and each of their respective partners, directors, trustees, managers, members and shareholders (as the case may be), and each officer of the Company who signs the Registration Statement and each person, if any, who controls the Company, the Investment Adviser and/or the Administrator within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party”) to the same extent as the foregoing indemnity from the Company, the Investment Adviser and the Administrator to such Underwriter, but only with reference to written information relating to the Underwriters furnished to the Company by the Representative on behalf of any Underwriter expressly for use in the Registration Statement, as originally filed with the Commission, or any amendment thereof, any Preliminary Prospectus, any Omitting Prospectus, or any Road Show Material.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a) or 10(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements reasonably incurred of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual conflict of interest, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for all Underwriter Indemnified Parties, collectively, and (ii) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for all Company Indemnified Parties, collectively. In the case of any such separate firm for the Underwriter Indemnified Parties, such firm shall be designated in writing by the Representative. In the case of any such separate firm for the Company Indemnified Parties, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the reasonable fees and expenses of counsel as contemplated by the second and third sentences of this Section 10(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the material terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 10(a) or 10(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Investment Adviser and/or the Administrator on the one hand and the Underwriters on the other hand from or in connection with the offering of the Shares or (ii) if the allocation provided by clause (d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (d)(i) above but also the relative fault of the Company, the Investment Adviser and/or the Administrator on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Investment Adviser and/or the Administrator on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company, the Investment Adviser and/or the Administrator on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Investment Adviser or the Administrator or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company, the Investment Adviser, the Administrator and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company, the Investment Adviser and the Administrator contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter Indemnified Party or by or on behalf of any Company Indemnified Party and (iii) acceptance of and payment for any of the Shares.

(g) No party shall be entitled to indemnification under this Section 10 if such indemnification of such party would violate Section 17(i) of the 1940 Act.

11. Survival: The indemnity and contribution agreements contained in Section 10 and the covenants, warranties and representations of the Company contained in Section 3, Section 5 and Section 6 of this Agreement and the warranties and representations of the Investment Adviser and the Administrator contained in Section 3, Section 4 and Section 5 shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter or by or on behalf of the Company, its directors and officers, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the issuance, sale and delivery of the Shares, or in connection with the Registration Statement, the Preliminary Prospectus or the Prospectus.

12. Duties: Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Underwriters undertake to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the Underwriters with respect to the Shares shall be determined solely by the express provisions of this Agreement, and the Underwriters shall not be liable except for the performance of such duties and obligations with respect to the Shares as are specifically set forth in this Agreement. The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, shareholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters); and (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests. The Company acknowledges that the Underwriters disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriters’ performance of the duties and obligations expressly set forth herein. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

13. Notices: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Underwriters, shall be sufficient in all respects if delivered to the Representative at Oppenheimer & Co. Inc., 85 Broad Street, 23rd Floor, New York, New York, 10004, Attention: JD Nelson, with a copy to Eversheds Sutherland (US) LLP, 700 6th Street NW, Suite 700, Washington, DC 20001, Attention: Payam Siadatpour; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 375 Park Avenue, 34th Floor, New York, NY 10152, Attention: Wendy Ruberti, with a copy to Dechert LLP, 1900 K Street NW, Washington, DC 20006-1110, Attention: Harry S. Pangas.

14. Governing Law; Headings: This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15. Parties at Interest: The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Investment Adviser, the Administrator and the controlling persons, trustees, directors and officers referred to in Section 10 and Section 11 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

16. Counterparts and Electronic Signatures: This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. An electronic signature shall constitute an original signature for all purposes.

[Remainder of Page Intentionally Left Blank]

If the foregoing correctly sets forth the understanding among the Company and the Advisor on the one hand, and the Underwriters on the other, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Advisor on the one hand, and each of the Underwriters on the other.

Very truly yours,

SOUND POINT MERIDIAN CAPITAL INC.

By:	/s/
	Name:	Ujjaval Desai
	Title:	Chief Executive Officer

SOUND POINT MERIDIAN MANAGEMENT COMPANY, LLC

By:	/s/
	Name:	Wendy Ruberti
	Title:	Authorized Signatory

SOUND POINT ADMINISTRATION LLC

By:	/s/
	Name:	Wendy Ruberti
	Title:	Authorized Signatory

[Signature Page to the Underwriting Agreement]

Accepted and agreed to as of the date first above written:

Oppenheimer & Co. Inc.

For itself and as Representative of the other Underwriters named on Schedule I hereto.

By:
	Name:	JD Nelson
	Title:	Managing Director

[Signature Page to the Underwriting Agreement]

Schedule I

Name of Underwriter	Aggregate Number of Firm Shares To Be Purchased
Oppenheimer & Co. Inc.
[B. Riley Securities, Inc.]
[Janney Montgomery Scott LLC]
[Lucid Capital Markets, LLC]
[Piper Sandler & Co.]
[Clear Street LLC]
[InspereX LLC]
[R. Seelaus & Co., LLC]
[A.G.P./Alliance Global Partners LLC]
Total

Sch. I-1

Schedule II

[●]

Sch. II-2

Schedule III

Fees: In connection with the Underwriters’ services set forth in this Agreement, the Underwriters shall receive the following fees and expense reimbursements:

●	Commissions of 3.00% of the gross proceeds raised, as provided in Section 3 hereof.

●	The out-of-pocket costs and expenses incurred by the Underwriters, including (among other things) printing, blue sky filing fees, and FINRA filing fees, as more clearly set forth in Section 6(a) of this Agreement.

Sch. III-3